Exhibit T3F.1

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	New Indenture Section
310(a)(1)	7.10
(a)(2)	7.10, 10.10
(a)(3)	n/a
(a)(4)	n/a
(a)(5)	n/a
(b)	7.08, 7.10
(c)	n/a

311(a)	7.11
(b)	7.11
(c)	n/a

312(a)	2.05
(b)	10.03
(c)	10.03

313(a)	7.06
(b)(1)	n/a
(b)(2)	7.06
(c)	7.06, 10.02
(d)	7.06

314(a)	4.02, 10.02
(b)	n/a
(c)(1)	10.04
(c)(2)	10.04
(c)(3)	n/a
(d)	n/a
(e)	10.05
(f)	n/a

315(a)	7.01 (b)
(b)	7.05, 10.02
(c)	7.01(a)
(d)	7.01(c)
(e)	6.11

316(a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	n/a
(b)	6.02
(c)	9.04

317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04

318(a)	10.01
(b)	n/a
(c)	10.01

* This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the New Indenture.

“n/a” means not applicable.

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